Exhibit 99.1

EXL TO SETTLE CONVERTIBLE SENIOR NOTES DUE OCTOBER 1, 2024

New York, NY – August 27, 2021 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced that EXL entered into a Payoff and Termination Agreement with Orogen Echo LLC (“Orogen”), an affiliate of The Orogen Group, under which the parties agreed, subject to the completion of customary closing conditions, to a private exchange and prepayment of EXL’s existing $150 million aggregate principal amount of 3.50% Convertible Senior Notes, due October 1, 2024 (the “Notes”).

Pursuant to the Payoff and Termination Agreement, EXL will make a cash payment of $200 million plus accrued and unpaid interest on the Notes through, and including, August 26, 2021, to Orogen and will issue directly to Orogen 310,394 shares of the Company’s common stock, which share amount was calculated using a 20-day volume weighted average price ending on, and including, August 26, 2021. The Company will use its existing revolving credit facility to pay the cash portion of the settlement.

As of the settlement of the Notes, the associated Indenture governing the Notes will be terminated. Mr. Vikram Pandit, Chairman and Chief Executive Officer of The Orogen Group, will continue to serve on EXL’s board of directors, subject to the Company’s by-laws.

Furthermore, Orogen has expressed its intention to remain a long-term stockholder of EXL and has committed to a 90-day lock-up with respect to the transferability of the shares of the Company’s common stock issued under the Payoff and Termination Agreement.

About ExlService Holdings, Inc.

EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps our clients build and grow sustainable businesses. By orchestrating our domain expertise, data, analytics and digital technology, we look deeper to design and manage agile, customer-centric operating models to improve global operations, drive profitability, enhance customer satisfaction, increase data-driven insights, and manage risk and compliance. Headquartered in New York, EXL has approximately 33,000 professionals in locations throughout the United States, the United Kingdom, Europe, India, the Philippines, Colombia, Canada, Australia and South Africa. EXL serves customers in multiple industries including insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics, media and retail, among others. For more information, visit www.exlservice.com.

About Orogen

The Orogen Group was created by Vikram S. Pandit and Atairos as a private operating company focused on making significant long-term control and other strategic investments in financial services companies and related businesses. Orogen delivers extensive resources and strategic and operational expertise to help its partner companies achieve their growth potential. The Orogen Group is based in New York. Additional information can be found at www.orogengroup.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to fund and settle the Notes as described herein, our ability to respond to and manage public health crises, including the outbreak and continued effects of the coronavirus (COVID-19) pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact: Steven N. Barlow

Vice President, Investor Relations

(917) 596-7684

ir@exlservice.com